SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 23, 2007

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

              Nevada                                           0-7246                                        95-2636730

(State or Other Jurisdiction                       (Commission                                (IRS Employer

           of Incorporation)                                    File Number)                                Identification No.)

120 Genesis Boulevard; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 304-842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

no change

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02.              Results of Operations and Financial Condition

Petroleum Development Corporation reaffirmed its 2006 earnings guidance previously provided on January 22, 2007, and updated below:

2006 Results (estimated and unaudited)
(in millions, except per Mcfe data)	January 22, 2007	Current
Revenues	$273	$287(1)
Expenses
DD&A ($/Mcfe)	$1.89	$1.88
G&A ($/Mcfe)	$1.03	$1.02
Gain on Sales of Leasehold	$328	$328
Income from Operations	$373	$384(1)
Net Income	$239	$239

(1)                The change from the January guidance is primarily attributable to the reclassification of oil and gas price risk management gain from non-operating income to a component of revenues.

In the course of analyzing significant financial statement accounts in preparation of the annual financial statements for the year ended December 31, 2006, the Company's accounting staff identified a number of financial statement accounts which required further analysis and reconciliation.  The Company has completed that process and has identified no material misstatements to previously reported financial statements.  The Company's external auditors are now in the process of completing their audit, and the Company expects to file its 2006 Annual Report on Form 10-K prior to its NASDAQ hearing on May 10, 2007.

The Press Release is attached in Exhibit 9.01.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Press Release:  Petroleum Development Corporation Reaffirms its January Earnings Guidance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:       April 23, 2007

By:           /s/ Richard W. McCullough

                Richard W. McCullough

                Chief Financial Officer